As filed with the Securities and Exchange Commission on February 11, 2004
Registration No. 333-109965

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to
Form S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Dynavax Technologies Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	2836	94-3378733
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

717 Potter Street, Suite 100

Berkeley, CA 94710-2722
(510) 848-5100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Dino Dina, M.D.

President and Chief Executive Officer
Dynavax Technologies Corporation
717 Potter Street, Suite 100
Berkeley, CA 94710-2722
(510) 848-5100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

John W. Campbell, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, California 94105	Alan C. Mendelson, Esq. Patrick A. Pohlen, Esq. Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, California 94025

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

     This Amendment No. 5 is being filed solely for the purpose of filing Exhibit 10.18 to the Registration Statement. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits

     The exhibits are as set forth in the Exhibit Index.

     (b) Financial Statement Schedules.

     All schedules have been omitted because they are not required or are not applicable or the required information is shown in the financial statements or related notes.

II-1

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 11th day of February, 2004.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ WILLIAM J. DAWSON

William J. Dawson
Vice President and Chief Financial Officer

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Dino Dina	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2004

/s/ WILLIAM J. DAWSON William J. Dawson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2004

* Daniel S. Janney	Chairman of the Board	February 11, 2004

* Louis C. Bock	Director	February 11, 2004

* Dennis Carson, M.D.	Director	February 11, 2004

* Jan Leschly	Director	February 11, 2004

* Arnold L. Oronsky, Ph.D.	Director	February 11, 2004

*Pursuant to Power of Attorney
/s/ WILLIAM J. DAWSON Attorney-in-fact		February 11, 2004

II-2

EXHIBIT INDEX

Exhibit
Number		Document

1	.1**	Form of Underwriting Agreement
3	.1**	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon the closing of this offering
3	.2**	Form of Bylaws of the Registrant to be in effect upon the closing of this offering
4	.1**	Reference is made to Exhibits 3.1 and 3.2
4	.2**	Specimen Stock Certificate of the Registrant
4	.3**	Fourth Amended Investors’ Rights Agreement, dated as of October 20, 2003, between the Registrant and certain holders of the Registrant’s preferred stock
5	.1**	Opinion of Morrison & Foerster LLP as to the legality of the common stock
10	.1**	Form of Indemnification Agreement between the Registrant and each of its executive officers and directors
10	.2**	Registrant’s 1997 Equity Incentive Plan, as amended
10	.3**	2004 Stock Incentive Plan, including forms of agreements thereunder
10	.4**	2004 Employee Stock Purchase Plan, including forms of agreements thereunder
10	.5**	Triple Net Laboratory Lease, dated as of January 30, 1998, between the Registrant and Fifth & Potter Street Associates, LLC, including two amendments thereof
10	.6**	Standard Industrial/ Commercial Multi-Tenant Lease — Gross, dated January 31, 2001, between the Registrant and Neil Goldberg and Hagit Cohen
10	.7**+	Development Collaboration Agreement, dated June 10, 2003, between the Registrant and BioSeek, Inc.
10	.8**+	License and Supply Agreement, dated October 28, 2003, between the Registrant and Berna Biotech AG
10	.9**+	Exclusive License Agreement, dated March 26, 1997, between the Registrant and the Regents of the University of California, for Method, Composition and Devices for Administration of Naked Nucleotides which Express Biologically Active Peptides and Immunostimulatory Oligonucleotide Conjugates, including three amendments thereof
10	.10**+	Exclusive License Agreement, dated October 2, 1998, between the Registrant and the Regents of the University of California, for Compounds for Inhibition of Ceramide-Mediated Signal Transduction and New Anti-Inflammatory Inhibitors: Inhibitors of Stress Activated Protein Kinase Pathways, including one amendment thereof
10	.11**	Management Continuity Agreement, dated as of October 15, 2003, between the Registrant and Dino Dina
10	.12**	Management Continuity Agreement, dated as of September 2, 2003, between the Registrant and Daniel Levitt
10	.13**	Management Continuity and Severance Agreement, dated as of August 1, 2003, between the Registrant and William J. Dawson
10	.14**	Management Continuity and Severance Agreement, dated as of August 1, 2003, between the Registrant and Stephen Tuck
10	.15**	Management Continuity and Severance Agreement, dated as of August 1, 2003, between the Registrant and Robert Lee Coffman
10	.16**	Management Continuity and Severance Agreement, dated as of August 1, 2003, between the Registrant and Gary Van Nest
10	.17**	Lease, dated as of January 7, 2004, between the Registrant and 2929 Seventh Street, L.L.C.
10	.18+	License and Development Agreement, dated February 5, 2004, between the Registrant and UCB Farchim, SA.
16	.1**	Letter from PricewaterhouseCoopers LLP, regarding change in certifying accountants
23	.1**	Consent of Morrison & Foerster LLP (see Exhibit 5.1)
23	.2**	Consent of Ernst & Young LLP, Independent Auditors

Exhibit
Number		Document

23	.3**	Consent of PricewaterhouseCoopers LLP, Independent Accountants
24	.1**	Power of Attorney. Reference is made to the signature page included with the initial filing of the registration statement on Form S-1 with the SEC on October 24, 2003

*	To be filed by amendment

**	Previously filed

+	Confidential treatment has been requested with regard to certain portions of this document.